Form N-SAR

Sub Item 77E
Legal Proceedings
333-33978, 811-09885

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Series Semiannual Reports to Shareholders, filed on Form N-CSR on March 28, 2008, accession number 0001104659-08-020423 (File No. 333-33978).